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EXHIBIT 23.1

                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


TO: U.S. Microbics, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in U.S. Microbics, Inc.'s Annual Report on Form 10-KSB, under the Securities Exchange Act of 1934 Microbics, Inc. for the year ended September 30, 2002 of our report dated October 24, 2003 and contained in the Registration Statement No.333- 108956 U.S. Microbics, Inc. Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of U.S. Microbics, Inc. for the year ended September 30, 2002 .


                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
                                      Russell Bedford Stefanou Mirchandani LLP



McLean, Virginia
January 28, 2004